                                                                    EXHIBIT 99.1

FOR IMMEDIATE RELEASE

COMPANY CONTACT:
Jennifer Carberry
NYFIX, Inc.
(203) 425-8000 or
info@nyfix.com
www.nyfix.com

          NYFIX AFFIRMS PREVIOUSLY ANNOUNCED DELAY IN FILING QUARTERLY
           REPORT ON FORM 10-Q AND EXPECTATION OF FILING IN A FEW DAYS

STAMFORD, CT, May 26, 2004: NYFIX, Inc. (NASDAQ:  NYFXE), a leader in technology solutions for the financial  marketplace,  today affirmed,  as it had previously announced  on May 17, 2004,  that there will be a delay in filing its  quarterly report on Form 10-Q for the quarter  ending March 31, 2004,  originally  due May
10, 2004. However, as also previously announced, the Company expects to file its
Form 10-Q and its  Annual  Report on Form 10-K for the year ended  December  31,
2003 in the next few days.

As previously  announced,  the Company has appealed a notification  by Nasdaq of noncompliance  with Nasdaq's  listing  requirements  because the Company had not timely  filed its 2003 Form 10-K.  Nasdaq  notified  the Company on May 19, 2004 that the  Company  is not in  compliance  with the Nasdaq  listing  requirements
(Marketplace Rule 4310(c)(14)) because the Company had not timely filed its Form
10-Q and will consider such noncompliance in rendering its decision. The Company has  requested  an  extension  to May  30,  2004  to  meet  the  Nasdaq  listing requirements and is awaiting a decision on its request.

Upon  completion of the  Company's  filings,  the Company  expects it will be in compliance  with its SEC reporting  obligations,  at which time the Company will request that Nasdaq dismiss the pending delisting action against the Company and permit the  Company's  common  stock to resume  trading  on the Nasdaq  National
Market System under the symbol NYFX.

ABOUT NYFIX, INC.

NYFIX,  Inc.  is an  established  provider  to the  domestic  and  international financial  markets  of  trading  workstations,  middle-office  trade  automation technologies and trade communication  technologies.  Our NYFIX Network is one of the industry's  largest networks,  connecting  broker-dealers,  institutions and exchanges.  In addition to our headquarters in Stamford, we have offices on Wall
Street in New York City, in London's Financial District,  in Chicago, and in San
Francisco.  We operate three data centers in the northeastern  United States and data center hubs in London and  Amsterdam.  For more  information,  please visit
www.nyfix.com and www.javtech.com.

THIS  PRESS  RELEASE  CONTAINS  CERTAIN  FORWARD-LOOKING  STATEMENTS  WITHIN THE
MEANING OF SECTION 27A OF THE  SECURITIES  ACT OF 1933, AS AMENDED,  AND SECTION
21E OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, WHICH ARE INTENDED TO BE
COVERED BY THE SAFE HARBORS  CREATED  THEREBY.  INVESTORS ARE CAUTIONED THAT ALL
FORWARD-LOOKING  STATEMENTS  INVOLVE RISKS AND  UNCERTAINTY,  INCLUDING  WITHOUT
LIMITATION,  THE  ABILITY OF THE  COMPANY TO MARKET AND  DEVELOP  ITS  PRODUCTS.
ALTHOUGH   THE   COMPANY   BELIEVES   THAT  THE   ASSUMPTIONS   UNDERLYING   THE
FORWARD-LOOKING   STATEMENTS  CONTAINED  HEREIN  ARE  REASONABLE,   ANY  OF  THE
ASSUMPTIONS COULD BE INACCURATE,  AND THEREFORE,  THERE CAN BE NO ASSURANCE THAT
THE  FORWARD-LOOKING  STATEMENTS INCLUDED IN THIS PRESS RELEASE WILL PROVE TO BE
ACCURATE.   IN  LIGHT  OF  THE   SIGNIFICANT   UNCERTAINTIES   INHERENT  IN  THE
FORWARD-LOOKING  STATEMENTS  INCLUDED HEREIN,  THE INCLUSION OF SUCH INFORMATION
SHOULD NOT BE REGARDED AS A  REPRESENTATION  BY THE COMPANY OR ANY OTHER  PERSON
THAT THE OBJECTIVES AND PLANS OF THE COMPANY WILL BE ACHIEVED.

                                      ####